MASTER AGREEMENT

     THIS AGREEMENT is made and entered into as of November 19, 1996 and is by and among GROVE ISLE ASSOCIATES, LTD., a Florida limited partnership ("Associates"), GROVE ISLE CLUB, INC., a Florida corporation ("GICI") and Grove Isle Investments, Inc., a Florida corporation ("Investments") (Associates, GICI and Investments are sometimes collectively referred to as the "Owners") and WESTGROUP GROVE ISLE ASSOCIATES LTD., a Florida limited partnership ("Westgroup").

                                 R E C I T A L S

     A. Associates is the owner in fee simple of the land located at 4 Grove Isle Drive, Miami, Dade County, Florida, which is legally described on Exhibit "A" hereto (the "Land"), all Improvements thereon (the "Improvements"), all easements, servitudes, reversions, remainders, benefits, and other rights and interests appurtenant thereto and all furniture, furnishings, fixtures, appliances and other equipment (the "FF&E") located at and used in connection with the operation of the Land and the Improvements (the Land, the Improvements, such appurtenances and the FF&E is together called the "Property").

     B. Pursuant to the Declaration of Condominium recorded in Official Records Book 10279, Pages 1915 et seq., Public Records of Dade County, Florida, and all amendments to such declaration recorded to-date (the "Declaration of Condominium"), GICI has the exclusive right to operate the "Grove Isle Club" referred to in the Declaration of Condominium on the Real Property, membership in which is mandatory for owners of condominium units established under the Declaration of Condominium (the "Club").

     C. The Improvements presently consist of, among other things, a hotel, restaurant, retail shops, pool, pool deck, tennis courts, driveways, accessways, a guard house, and parking areas (such Improvements are called the "Facilities"). GICI is the owner of a leasehold estate in the Property pursuant to that certain Lease Agreement dated an of October 1, 1993 by and between Associates, as Lessor and GICI, as Lessee (the "Existing Lease"), and has been operating the Facilities as a luxury hotel and restaurant (herein, the "Resort") as well as the Club.

     D. The Owners, in the aggregate, own (i) all food, beverages, catering supplies, cleaning supplies, stationery, and all other inventory, supplies and consumables used for the operation of the Resort and the Club (to the extent that such items are unopened or unsealed, as applicable, they are herein called the "Inventory and Consumables"), (ii) all licenses, permits and governmental approvals with respect to the Resort or the operation of the Resort, the Club, or any component of either, as well as any monies deposited with any governmental or quasi-governmental authorities in connection therewith (the "Permit"); (iii) all leases, subleases and occupancy agreements with respect to any portion of the Real Property, and all rents therefrom (collectively, the "Leases".); (iv) all contracts, warranties, deposits and advance payments made by or for the benefit of any Owner, goodwill, guaranties, contract rights and general intangibles (including, without limitation, providing access to and use of Owner's books and records, and making the originals thereof available where necessary) of Owners or any of them for or in connection with, or derived from, the ownership or operation of the Resort or the Club (the "Contracts".); and (v) all other properties, rights and interests whatsoever of Owners used for or in connection with the operation of the Resort, the Club, or any part of either but retaining unto the Owners such rights where necessary for their operation of a marina on the submerged land adjacent to the Real Property (the "Other Right").

     E. The parties desire that Westgroup lease the Property and operate the same as the Resort and the Club, on an exclusive basis, for Westgroup's own account and that in connection therewith, the Owners sell, lease or assign, as applicable, to Westgroup the Inventory and Consumables, certain of the Permits (to the extent transferable), the Leases, the Contracts and the Other Rights, all on the terms and conditions hereinafter set forth.

                               A G R E E M E N T S

     NOW, THEREFORE, in consideration of the promises and of the mutual agreements, covenants, terms, and conditions hereinafter set forth, the parties hereby agree as follows:

     1. Correctness of Recitals. The above recitals are true and correct.

     2. Certain Defined Terms. Any capitalized term used as if defined herein, but which is not otherwise defined herein, shall have the meaning attributed to that term on Exhibit "B" attached hereto.

     3. Agreement to Close. On the "Closing Date" (hereafter defined), the parties shall consummate the transactions contemplated above by executing and delivering, or causing the execution and delivery as applicable, of the Owners' Closing Deliveries and the Westgroup's Closing Deliveries (each defined below). The Owners' Closing Deliveries and the Westgroup's Closing Deliveries are together called the "Closing Deliveries".

     4. Capital Improvements: Operating Shortfalls. The parties acknowledge that revenue from the Property may not be sufficient to pay all costs of operating and maintaining the Property and the


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



cost of performing the Lease, and also that it is in their mutual interest to make capital improvements to the Resort. Accordingly:

          4.1 Use of Initial Rent Payment. As more particularly set forth in the Lease, Westgroup is obligated to pay to Associates at Closing the sum of $1,000,000 in cash as the "Initial Rent Payment. defined in the Lease. Associates shall hold the Initial Rent Payment in a segregated account in a bank located in Dade County, Florida, the name of which account shall be "Noble House Grove Isle - Special Account". Such account may bear interest for the account of Associates. Associates shall disburse the Initial Rent Payment to Westgroup upon Associates' receipt of Westgroup's written requests for such disbursement from time to time until the first anniversary of the Closing Date. Each request shall be accompanied by Westgroup's written certification that the amount so requested is required to pay for the cost of Qualified Capital Improvements or Operating Shortfalls. If and to the extent that any of the Initial Rent Payment has not been requested to be disbursed on or before the first anniversary of the Closing Date, then Associates may disburse such undistributed portion to itself.

          4.2 Additional Investment by Westgroup. In addition to its obligation to pay Initial Rent Payment, Westgroup shall expend not less than $2,000,000 (the "Additional Equity Requirement") for Qualified Capital Improvements from time to time prior to the "Equity Deadline" defined below, provided, however, that the amount of any Operating Shortfalls funded by Westgroup prior to the Equity Deadline (other than Operating Shortfalls funded by disbursement to Westgroup of Initial Rent Payment as set forth in Section 4.1 above) shall be credited toward the Additional Equity Requirement; and provided, further, that the amount of Operating Shortfalls funded by Westgroup which may be credited to the Additional Equity Requirement shall not exceed $800,000 plus the amount of the Initial Rental Payment disbursed for Qualified Capital Improvements pursuant to Section 4.1 above. If and to the extent that the Additional Equity Requirement is not satisfied prior to the Equity Deadline, then Associates may notify Westgroup to pay to Associates the amount of any such Additional Equity Requirement not satisfied, whereupon Westgroup shall pay such amount to Associates on demand. Nothing herein shall be construed to limit Westgroup's right or ability to make capital improvements or other investments in the Property in excess of the Additional Equity Requirement, or following the Equity Deadline, but "Westgroup's Capital Investment" defined in the Lease shall not exceed $3,000,000 unless so agreed by Associates in its sole and absolute discretion. The "Equity Deadline" means the earlier of (a) the third anniversary of the Closing Date, or (b) the Stabilization Date. The "Stabilization Date" means the 90th day following the end of the fourth consecutive calendar quarter (i.e., the three month periods ending on the last day of March, June September and December) for which Net Operating Surplus (defined in the Lease) has been a positive amount.

          4.3 Accounting for Capital Improvements. Westgroup shall provide Associates, on a quarterly basis commencing April 1, 1997, a schedule of amounts expended by Westgroup for Qualified Capital Improvements since the date of the last such schedule provided, which schedule shall list the item purchased. Westgroup shall provide Associates with copies of bills, invoices, or contract. relative to any such capital improvements limited on any such schedule, within 15 days after Associates' request made within 30 days after it receives such schedule. Westgroup shall maintain accurate books and records with respect to any such capital improvements, in accordance with generally accepted accounting principles consistently applied, and shall make its books and records with respect to the cost of such improvements available for inspection by Associates or Associates, authorized representative during normal business hours, upon reasonable prior notice.

     5. Restaurant.

          5.1 Termination. Not later than the Closing Date, GICI shall give notice of termination of that certain Management and Licensing Agreement dated June 23, 1995 between GICI and MMJ Management, Inc. (the "Restaurant Agreement"), so that the same is terminated and possession delivered to Westgroup effective not later than 180 days following the Closing Date.

          5.2 Indemnity. The Owners, jointly and severally, shall indemnify and hold Westgroup harmless of, from and against any loss, cost, damage, claim, expense or liability (including, without limitation, damages, lost profits, all amounts payable to MMJ Management, Inc. or any other person under or pursuant to the Restaurant Agreement and any and all promissory notes executed pursuant thereto and reasonable attorneys' fees and litigation expenses) incurred by or threatened against Westgroup as a result of any (a) termination or attempted termination of the Restaurant Agreement, (b) actual or alleged breach or violation of the Restaurant Agreement or of any promissory notes executed pursuant thereto or of any term, provision or condition of the Restaurant Agreement or such notes by or on behalf of any Owner, and/or (c) Equitable Relief. In this regard, the parties acknowledge that if Westgroup were unable to operate a restaurant at the Property, its damage would be extremely difficult to determine. Accordingly, owners shall pay Westgroup, as liquidated damages, and as Westgroup's sole damages (exclusive of reasonable attorneys' fees and litigation expenses) as a result of any Equitable Relief, $2,000.00 for each day that Westgroup is subject to any Equitable Relief but in no event more than $730,000. "Equitable Relief. means any injunction, restraining order, judgment, mandate or any other order or decree in favor of MMJ Management, Inc. or anyone claiming under MMJ Management, Inc., which prevents, limits or impairs, or purports to prevent, limit or impair, operation of a restaurant at the Property other than pursuant to the Restaurant Agreement, provided, however, that the Owners shall not be responsible for any Equitable Relief (a) to the extent that it is operative prior to the earlier of the effective termination of the Restaurant Agreement or 180 days following the Closing Date, or (b) following such date that MMJ Management, Inc. shall have released Westgroup and its agents, contractors, partners, and employees from any liability or responsibility for any Equitable Relief. Westgroup shall have the right, but no obligation, to operate a restaurant at the Property, notwithstanding the pendency of any motion or petition for Equitable Relief and notwithstanding that such activity may increase the amount which the Owners are obligated to pay to Westgroup under this Section.

     6. Associates' Loan to Westgroup. Concurrently herewith, Associates shall make an unsecured loan to Patrick R. Colee in the principal sum of $500,000, to be evidenced by and repayable in accordance with the "Note" defined below. Associates shall disburse the proceeds of such loan in two installments of $250,000, one of which shall be disbursed on such borrower's request not earlier than June 1, 1997 and the other on such borrower's request not earlier than September 1, 1997.

     7. Closing. "Closing" means the date on which this Agreement is signed and becomes effective, and all Closing Deliveries are unconditionally exchanged and delivered. The Closing shall occur on November 19, 1996 (the "Closing Date").

     8. Closing Deliveries. At Closing, the parties shall do the following:

          8.1 By Owners. The Owners shall execute and deliver, or cause to be executed and delivered, to Westgroup, the following documents (collectively, and together with this Agreement, the "Owners' Closing Deliveries"):

               (a) An Assignment of Lease in the form attached hereto as Exhibit "C" (the "Assignment of Lease").

               (b) Two counterparts of each of an Amended and Restated Lease Agreement in the form of Exhibit "D" attached hereto (the "Lease Modification") and a Memorandum of Lease in the form of Exhibit "E" hereto (the "Lease Memorandum").

               (c) Two counterparts of an Assignment and Assumption of Occupancy Leases in the form of Exhibit "F" attached hereto (the "Assignment of Occupancy Leases").

               (d) A Bill of Sale in the form of Exhibit "G". attached hereto (the "Bill of Sale").

               (e) An Assignment of Contracts, Permits and Other Rights in the form of Exhibit "H" attached hereto (the "Assignment of Contracts").

               (f) All instruments required to transfer to Westgroup the Beverage License in the name of GICI, issued by the State of Florida, Department of Business and Professional Regulation, Bureau of Alcoholic Beverages and Tobacco.

               (g) For each Owner and if a partnership, its corporate general partners: (i) a Certificate of Good Standing, issued by the appropriate governmental authority; (ii) for each limited partnership, its Certificate of Limited Partnership, certified by the appropriate governmental authority; (iii) for each corporation, a copy of its articles of incorporation, certified by the appropriate governmental authority; (iv) for each corporation, a certificate of its corporate secretary, certifying as to the status of its articles of incorporation, bylaws, incumbent officers and the adoption of resolutions authorizing the execution and delivery by such corporation of the Owners, Closing Deliveries, on its own behalf and if such corporation is a general partner of any limited partnership Owner, on behalf of such partnership; and (v) for each partnership, a certificate of its general partner certifying as to the status of its partnership agreement.

               (h) Such affidavits, certificates and additional items as are sufficient to enable deletion, on the Closing Date, of the exceptions set forth on the Title Commitment as items B-1 (3) through (8), (11), (12), (13) and B-2
(1), (2) a., d., and e.

               (i) A letter from City National Bank of Florida ("CNB") in the form of Exhibit "I" hereto.

               (j) Two counterparts of a Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit "J" hereto, signed by CNB (the "SNDA").

               (k) Two counterparts of a Closing Statement providing for the payments required at Closing hereunder (the "Closing Statement").

               (1) A schedule of the Inventory and Consumables located at the Property as of 11:59 p.m. on the Proration Date, initialed on behalf of the Owners (the "Inventory") for attachment to the Bill of Sale.

               (m) A schedule of the Accounts as of 11:59 p.m. on the Proration Date, initialed on behalf of the Owners (the "Receivables Schedule"),

               (n) A schedule of the FF&E located at the Property as of the Proration Date, initialed on behalf of the Owners (the "FF&E Schedule").

          8.2 By Westgroup. Westgroup shall execute and deliver, or cause to be executed and delivered, to the respective Owners the

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

following (collectively, and together with this Agreement, the "Westgroup's Closing Deliveries"):

               (a) Two counterparts of each of the Lease Modification and the Lease Memorandum.

               (b) Two counterparts of the Assignment of Occupancy Leases.

               (c) Two counterparts of the SNDA.

               (d) A promissory note in the form of Exhibit "K" hereto (the "Note").

               (e) A guaranty in form of Exhibit "L" hereto (the "Guaranty").

               (f) A Certificate of Good Standing for Westgroup and its general partner, Westgroup's certificate of limited partnership, and Westgroup's corporate general partner's certificate of incorporation, each issued by the appropriate governmental authority, as well as a certificate of Westgroup's general partner as to the status of Westgroup's partnership agreement, the status of such corporation's articles of incorporation, bylaws, incumbent officers and the adoption of resolutions authorizing its execution and delivery of the Westgroup's Closing Deliveries on behalf of Westgroup.

               (g) Westgroup's approval of the Inventory, the Receivables Schedule, and the FF&E Schedule, evidenced by the initials thereon of Westgroup's authorized representative.

     9. Adjustments. At Closing, the parties shall make such payments to each other as may be required in order to effectuate the following:

               (a) All rent, revenue and other income from the Property, as well as real property taxes, service and other contracts assumed by Westgroup and associated deposits and any additional operating expenses for the Property shall be prorated as of 11:59 p.m. on the date immediately preceding the Closing Date (the "Proration Date"), provided, however, that as more particularly set forth in the Lease, n Club Dues n (defined in the Lease) shall be deemed to be prepaid and to accrue on a daily basis over the period for which they apply, and provided, further, that any credit due Westgroup on account of Club Dues received prior to the Closing Date shall be payable in six equal monthly installments due on the Closing Date and on the last business day of December, 1996, and January, February, March and April, 1997, on which date the entire balance of such credit shall be due and payable to Westgroup, and the Owners hereby agree to pay the amount of such credit to Westgroup within the time set forth above, and in the amount so paid shall constitute "Operating Revenue n under the Lease, and provided further that if any prorations contemplated under this subsection (a) are not made at Closing the parties" shall, within 60 days after Closing, complete such prorations and make any payments to the other which are required as a result thereof;

               (b) Westgroup shall receive a credit for all tenant deposits, security deposits and prepaid bookings held by Owners as at 11:59 p.m. on the Proration Date;

               (c) Westgroup shall pay to Owner an amount equal to the cost of the Inventory and Consumables listed on the Inventory approved by Owners and Westgroup pursuant to section 8, as evidenced by copies of paid invoices therefor or such other documentation reasonably requested by Westgroup;

               (d) Rather than remove Owners' cash from the Property on the Closing Date, the parties shall cause the amount of Owner's cash at the Property to be counted at 3:00 a.m. on the Closing Date. Such cash shall not be removed by the Owner, and at Closing Owner shall be credited, and Westgroup shall be debited, the amount of such cash; and

               (e) Westgroup and Associates shall each pay half of the Florida documentary stamp tax on the Note.

     10. Post-Closing Accounts and Payables.

          (a) Except to the extent that Westgroup is entitled to receive a credit under section 9(b) above, and also except to the extent otherwise provided in the Closing Statement, Westgroup shall not be entitled to any of Owners' accounts receivable which are listed on the Receivables Schedule and are collected on or after the Closing Date, and if Westgroup receives payment of any such accounts on or after the Closing Date, it shall promptly remit the same to Owners. In this regard, Westgroup shall apply payments from each account debtor to the oldest account owed by that debtor, unless the payor designates a different account to which such payment shall be applied (in which event it shall be applied to the account so designated); or the account debtor has disputed the account to which such payment would otherwise be applied (in which event, it shall be credited to the oldest account which has not been disputed).

          (b) Except for any accounts payable which may be expressly assumed by Westgroup and credited to Westgroup on the Closing Statement, Owners shall pay in due course all accounts payable currently due with respect to the Property as of the Closing Date for goods or services delivered to the Property before the Closing Date, without contribution or proration from Westgroup.

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



     11. Representations and Warranties of Owner. Each Owner represents and warrants (for itself only) to Westgroup that:

          11.1 It has the legal power and authority to enter into this Agreement and those of the other Owners' Closing Deliveries to be executed by it and to perform its obligations hereunder and thereunder.

          11.2 Those of the Owners' Closing Deliveries to be executed by it are the valid and legally binding obligations of and are enforceable against it in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

          11.3 Neither its execution and delivery of, nor performance of its obligations under the Owners' Closing Deliveries, conflict with or do or will result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, operating agreement, lease or other agreements or instruments to which such Owner is a party or which affects the Property.

          11.4 To its knowledge, except as disclosed on "Exhibit "M" hereto, there are no pending, threatened or contemplated actions, suits, arbitrations, claims or proceedings, at law or in equity, affecting the Property or in which Owner is, or to the best of Owner's knowledge will be, a party by reason of Owner's ownership of or involvement with the Property. The Owner has disclosed all information known to it concerning the pending litigation reasonably requested by the Westgroup.

          11.5 To its knowledge, it has obtained all permits, licenses and governmental approvals required for the use and operation of the Improvements as presently conducted, which permits, licenses and governmental approvals are listed on Exhibit "N" hereto.

          11.6 No attachment, execution proceeding, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization or other such proceedings are pending or threatened against it.

          11.7 To its knowledge, the zoning and permitted uses. of the Real Property is as set forth in that certain Settlement Agreement recorded in Official Records Book 9912, Page 260, of the Public Records of Dade County, Florida, and to its knowledge, without investigation, Owners have operated the Real Property substantially in accordance therewith.

          11.8 It has received no notice from any governmental authority of any violations of any Legal Requirement relating to the Property and, to its knowledge, but without investigation, it has not committed any such violation.

          11.9 The Owners have delivered, or are concurrently with Closing delivering to Westgroup the plans and specifications for construction of the Improvements, as well as copies of all of their books and records pertaining to the Property.

          11.10 It has not received any notice from any insurance company or any governmental authority of any defects or inadequacies in the Property which has not been corrected.

          11.11 To its knowledge, except as disclosed on the Phase I Report, there has been no production, disposal, storage, spillage or seepage of any Hazardous Material or any contamination therefrom at or on the Property, nor is there any pending proceeding or inquiry by any governmental authority with respect thereto.

          11.12 With the exception of the Professional Employer Agreement for Grove Isle Club, Inc. d/b/a Grove Isle Club and Resort dated May 24, 1996 (the "Vincam Agreement"), there are no outstanding employment contracts affecting the Property. The Vincam Agreement is in full force and effect without modification and all amounts due or payable by it under the Vincam Agreement are paid through and including November 9, 1996.

          11.13 There are no contracts, agreements, understandings or arrangements with third parties for the supply of goods or services to the Property other than as set forth on Exhibit "O" hereto.

          11.14 Other than transient hotel guests, there are no parties in possession of the Demised Premises or any part thereof under any leases, subleases, occupancy agreements or similar arrangements or otherwise other than the tenants under those leases listed on Exhibit "P" hereto. Each of those tenants is in possession under a month-to-month tenancy. All rent payable under such leases is current. No such tenant has asserted any claim, offset or defense to its obligations under such leases.

          11.15 With the exception of Sales Tax owed by Owners' predecessor in title, the Owners have paid all Sales Tax due through November 1, 1996 and no Owner has received any notice from the Florida Department of Revenue that any such Sales Tax is delinquent. Any delinquent Sales Tax owed by Owners' predecessor in title is the subject of a separate settlement agreement between Owners and the Florida Department of Revenue, and the Owners' obligations under such settlement agreement are current and in good standing.

          11.16 Except as disclosed on the Title Report, the Property is free and clear of all liens, claims, security interests and all other encumbrances whatsoever.

          11.17 The obligations secured by the instruments listed in item 27 of the Title Commitment (the "Owners' Mortgage Loan") are not in default for failure to pay any sum when due thereunder, and, to its knowledge, there exists no event, condition or circumstance which, with the giving of notice or the passage of time or both would constitute a default under the Owners' Mortgage Loan.








          11.19 No representation, warranty or statement of Owner in this Agreement or in any document, certificate or schedule furnished or to be furnished to Westgroup pursuant hereto contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

     12. Westgroup's Representations and Warranties. Westgroup represents and warrants to Owners as follows:

          12.1 Westgroup has the legal power and authority to execute and deliver this Agreement and the other Westgroup's Closing Deliveries herein, and to perform its obligations hereunder and thereunder.

          12.2 Those of Westgroup's Closing Deliveries to be executed by it are the valid, legally binding obligations of and enforceable against it in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

          12.3 No attachment, execution proceeding, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization or other such proceedings are pending or threatened against it.

          12.4 Neither the execution and delivery of this Agreement or other Westgroup's Closing Deliveries, nor the incurrence of Westgroup's obligations set forth herein nor consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement and the other Westgroup's Closing Deliveries conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contact, indenture, mortgage, deed of trust, loan, operating agreement, lease or other agreements or instruments to which Westgroup is a party.

          12.5 No representation, warranty or statement of Westgroup in this Agreement or in any document, certificate or schedule furnished or to be furnished by Westgroup pursuant hereto contains or will contain any untrue statement of a material fact, omits or will omit to state a material fact necessary to make the statements of facts contained therein for misleading.

     13. Indemnity. In addition to its other obligations under this Agreement, the Owners shall, jointly and severally, indemnify and hold Westgroup harmless of, from and against any loss, cost, damage, claim, expense or liability (including, without limitation, reasonable attorney's fees and litigation expenses) incurred by or threatened against Westgroup as a result of (a) any breach or violation of any representations or warranties made under this Agreement; (b) any litigation, action or proceeding or any claim against it, whether or not disclosed herein, other than claims accrued, and litigation, actions, proceedings arising out of causes of actions accrued, prior to the Closing Date; (c) any failure by any Owner or any other person to fully pay and perform the Owners' Mortgage Loan when and as due (other than the obligation to make tax and insurance escrow payments expressly undertaken by Westgroup as Lessee under the Lease); (d) failure by any Owner to pay when due all sale and use tax, interest and penalties levied under Chapter 212, Florida Statutes, with respect to the Property and Owners' operations thereat (collectively, "Sales Tax") (it being understood, however, that Owners shall have no obligation to remit Sales Tax not timely paid to Owners by Westgroup, to the extent that Westgroup is obligated to pay the same under the Lease); (e) breach of any obligations of the grantee under, or Associates, as the upland owner referred to in, the Sovereignty Submerged Land Lease listed on the Title Report; and (f) any action or inaction taken by it with respect to the Property (other than the improvement of or physical condition of the Property) prior to the Closing Date which is not disclosed herein or in the other Owner's Closing Deliveries.

     14. Written Modification. No modification, release, discharge, or waiver of any provision hereof shall be of any force, effect, or value unless signed in writing by the party to be charged therewith, or its duly authorized agent or attorney.

     15. Notices. All notices and responses which are required or permitted under this Agreement shall be in writing, and shall be deemed complete only when actually delivered to the recipient as follows or delivery at such address is refused:

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



          (a)      If to any Owner:            Grove Isle Associates, Ltd.
                                               2701 South Bayshore Drive
                                               Penthouse
                                               Miami, FL 33133
                                               Attention: Maurice Wiener

                   With a copy to:             Gary Saul, Esq.
                                               Greenberg, Traurig, Hoffman,
                                               Lipoff & Quentel
                                               1221 Brickell Avenue
                                               Miami, FL 33131

          (b)      If to Westgroup:            Westgroup Grove Isle
                                               Associates Ltd.
                                               c/o Noble House Hotels & Resorts
                                               25 Central Way, Suite 400
                                               Kirkland, WA 97033
                                               Attn: Mr. Patrick R. Colee

                   With a copy to:             Patrick Dyer, Esq.
                                               25 Central Way
                                               Suite 400
                                               Kirkland, WA 97033

     Either party may change the place for giving notice by written notice in the manner set forth in this Section.

     16. Headings. Paragraph and section headings in this Agreement are for convenience and reference only and shall not be used to interpret or construe its provisions, or otherwise be accorded any effect in the interpretation of this Agreement.

     17. Severability. If any provision of this Agreement or the application thereof to any person or situation shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement and the application of such provision to such persons or situations other than those to which it shall have been held invalid or unenforceable, be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

     18. No Recordation. Neither this Agreement nor any of the other Closing Deliveries shall be recorded, provided, however, that either may record the Assignment of Lease, the Lease Memorandum and/or the SNDA.

     19. Attorneys, Fees. In the event of any litigation, action, suit or proceeding between any parties to this Agreement pertaining to the construction or enforcement of this Agreement or any of the other Closing Deliveries, the prevailing party shall be entitled to payment by the other of such prevailing party's reasonable attorney's fees and expenses in connection with such litigation, action, suit or proceeding.

     20. Rights Cumulative. All rights and remedies provided to any party pursuant to this Agreement or any of the other Closing Delivery are cumulative and not exclusive of any right or remedy provided by law or otherwise.

     21. Governing Law. This Agreement shall be governed by, and construed and enforced under, the laws of the State of Florida.

     22. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except that unless and to the extent stated otherwise in any other Closing Deliveries, no assignment shall release the assignor from its obligations under this Agreement or any of the other Closing Deliveries, and nothing herein shall be deemed to permit any assignment which is prohibited pursuant to any other provision hereof or of any of the other Closing Deliveries.

     23. Entire Agreement. This Agreement and the other Closing Deliveries set forth the entire agreement of the parties hereto with respect to the subject matter hereof.

     24. Brokers. Each party represents to the other that there are no brokerage commissions due or payable to any person or entity as a result of this transaction. Each party hereby agrees to hold the other harmless from and against any claim of any person or entity claiming any broker's commission, finder's fee or similar claim claiming through such party, and agrees to indemnify the other from any and all costs of defending or paying any such claim, including reasonable attorneys' fees.

     25. Time of Essence. Time is of the essence of each and every provision hereof.

     26. Survival. This Agreement and all indemnities, covenants, terms, conditions and provisions shall survive the Closing and shall not merge into any of the other Closing Deliveries, provided, however, that the representations and warranties made herein shall terminate two (2) years following the Closing as to any claims not yet asserted for breach of such representations and warranties by the beneficiary thereof.

     27. FF&E. GICI hereby sells, assigns, conveys and quitclaims to Associates any and all right, title and interest of GICI to the FF&E.

     28. Further Assurance. Each party hereto shall, at any time and from time to time upon the request of any other party hereto, make, execute and deliver, or cause to be made, executed and delivered to the requesting party any and all such further instruments of transfer, conveyance and further assurance, certificates, affidavits and other documents as the requesting party may consider necessary in order to effectuate, complete or perfect the transactions contemplated by this Agreement, but no party shall be obligated to amend or modify this Agreement or any of the Closing Deliveries, nor shall any Owner be obligated to grant or request its mortgagee to grant non-disturbance or similar rights to any mortgagee of the Westgroup's interest in the Property, other than such rights as are contemplated to be afforded to Westgroup itself pursuant to the SNDA. In addition, if any Owner is requested to assign any Permits, Contracts, or Other Rights not assigned under any Closing Deliveries, such Owner may retain such rights therein as are necessary to their operation of the marina which is adjacent to the Resort.

                              GROVE  ISLE  ASSOCIATES,  LTD.,  by
                              COURTLAND INVESTMENTS, INC., a Delaware corporation, its sole general partner

                              By: /s/ Maurice Wiener
                                   Name: Maurice Wiener
                                   Title: Chairman

                                                                          (SEAL)

                              GROVE ISLE CLUB, INC.,
                              a Florida corporation

                              By: /s/ Maurice Wiener
                                   Name: Maurice Wiener
                                   Title: Chairman

                                                                          (SEAL)

                              GROVE ISLE INVESTMENTS, INC.,
                              a Florida corporation

                              By: /s/ Maurice Wiener
                                   Name: Maurice Wiener
                                   Title: Chairman

                                                                          (SEAL)

                            WESTGROUP GROVE ISLE ASSOCIATES, LTD., a Florida limited partnership, by
                            Westgroup Partner, Inc., a California corporation, its sole general partner

                            By: /s/ Patrick R. Colee
                                 Patrick R. Colee
                                 President

                                                                        (SEAL)


EXHIBITS

"A" - Legal Description

"B" - Definitions

"C" - Assignment of Lease

"D" - Lease Modification

"E" - Lease Memorandum

"F" -  Assignment  of Occupancy  Leases

"G" - Bill of Sale

"H" - Assignment of Contracts

"I" - CNB  Estoppel

"J" -  SNDA

"K" -  Note

"L" -  Guaranty

"M" - Litigation Schedule

"N" - List of Permits

"O" - List of Service Contracts

"P" - List of Occupancy Tenants

"Q" - Club Arrangements


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